Exhibit 99.1

News Release

Magma Reports Revenue of $139.3 million for Fiscal 2011, Exceeds All Full Year Guidance

SAN JOSE, Calif., May 26, 2011 — Magma® Design Automation Inc. (Nasdaq: LAVA), a provider of chip design software, today reported revenue of $38.0 million for its fourth quarter and $139.3 million for its 2011 fiscal year, both ended May 1, 2011.

“The fourth quarter continued a string of solid financial performance and capped off a great fiscal 2011, as for the ninth consecutive quarter we met or exceeded all guidance targets and generated cash,” said Rajeev Madhavan, Magma chairman and chief executive officer. “Bookings were up strongly and exceeded the high end of our guidance range as the semiconductor industry’s push to 28-nanometer and smaller designs created opportunity for Magma’s entire product line. Our core digital platform Talus gained traction, benefitting from the recently announced Talus Vortex 1.2 and Talus Vortex FX. In analog implementation, Titan added 5 new logos and now has a total of 25 customers, primarily added during fiscal 2011. The FineSim circuit simulation products had another year of great growth as they continued to replace legacy simulators. And our partnership with Applied Materials generated a lot of excitement for our yield management products and created new opportunities for growth by that product group.”

GAAP Results

In accordance with generally accepted accounting principles (GAAP), Magma reported net income of $1.7 million, or $0.03 per share (basic) and $0.02 per share (diluted), for the fourth quarter, compared to a net loss of $(0.7) million, or $(0.01) per share (basic and diluted), for the year-ago fourth quarter. For fiscal 2011 Magma reported a GAAP net loss of $(3.3) million, or $(0.05) per share (basic and diluted), compared to a net loss of $(3.3) million, or $(0.07) per share (basic and diluted), for fiscal 2010.

Non-GAAP Results

Magma’s non-GAAP net income was $6.1 million for the quarter, or $0.09 per share (basic and diluted), compared to non-GAAP net income of $3.7 million, or $0.07 per share (basic) and $0.06 per share (diluted), for the year-ago fourth quarter. For fiscal 2011 Magma’s non-GAAP net income was $18.8 million, or $0.31 per share (basic) and $0.28 per share (diluted), compared to non-GAAP net income of $9.1 million, or $0.18 per share (basic) and $0.17 (diluted), for the year-ago fiscal year.

Non-GAAP net income for the fourth quarter and full fiscal year of 2011 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt premium accretion, charges associated with equity and other investments, restructuring charges and the related provision for income taxes. Non-GAAP net income for the fourth quarter and full fiscal year of 2010 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt discount/premium accretion, charges associated with equity and other investments, restructuring charges and the related provision for income taxes. A reconciliation of our GAAP results to non-GAAP results is included in this press release.

In the fourth quarter, Magma generated cash flow from operations of approximately $2.7 million.

Business Outlook

For Magma’s fiscal 2012 first quarter, ending July 31, 2011, the company expects total revenue in the range of $36.0 million to $36.5 million. GAAP net loss per share is expected to be in the range of $(0.05) to $(0.04) and non-GAAP earnings per share (EPS) are expected to be in the range of $0.07 to $0.08. For Magma’s fiscal 2012, ending April 29, 2012, the company expects total revenue in the range of $158.0 million to $160.0 million. GAAP net income per share is expected to be in the range of $0.03 to $0.05 and non-GAAP earnings per share (EPS) are expected to be in the range of $0.38 to $0.40.

A schedule showing a reconciliation of the projected GAAP to non-GAAP EPS results is included in this release. A Financial Data Supplement containing additional first quarter and full fiscal year 2012 guidance, as well as detailed financial information intended to provide guidance and further insight into our business, is available online in the Investor Relations section of the Magma website.

GAAP Reconciliation

Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma’s management evaluates those operations. Magma believes that this non-GAAP information is useful to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma’s core operating results, or that are expected to be incurred over a limited period of time.

Magma’s management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, stock-based compensation, amortization of debt issuance costs and debt discount/premium accretion, fees for the conversion or extinguishment of debt, charges associated with equity and other investments, acquisition-related expenses, restructuring charges and the related provision for income taxes, and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, bundled licenses and services; (3) cost of revenue, services; (4) operating expenses, research and development; (5) operating expenses, sales and marketing; (6) operating expenses, general and administrative; (7) operating expenses, amortization of intangible assets; (8) operating expenses, restructuring charges; (9) other income (expense), net; (10) provision for income taxes; and (11) net income (loss) per share.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as amortization of intangible assets, to make more consistent and meaningful evaluations of Magma’s operating expenses. Similarly, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma’s profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Management also uses these measures to help make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma’s performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as stock-based compensation relating to stock grants and acquisition-related charges, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma’s financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma’s core operating performance in the way that management does.

Conference Call

Magma will discuss the financial results for the recently completed quarter, along with forward-looking guidance, during a live earnings call today at 2:00 p.m. PDT, available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/medialist.cfm. To listen live via telephone, call either of the numbers below:

U.S. & Canada:        (877) 303-3205

Elsewhere:                (678) 894-3026

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/medialist.cfm through June 2, 2011. Those without Internet access may listen to a replay of the call by telephone until 11:59 p.m. PDT on June 2, 2011 by calling:

U.S. & Canada:        (800) 642-1687, code #64794381

Elsewhere:                (706) 645-9291, code #64794381

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma’s management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the substantial amount of Magma’s indebtedness, which could adversely affect our financial position; our ability to generate sufficient operating cash flow or alternatively obtain external financing; customer payment defaults that may cause us to be unable to recognize revenue from backlog, and changes in the type of orders comprising backlog that could affect the proportion of revenue recognized from backlog each quarter, which could have a material adverse effect on our financial condition and results of operations; our reliance on a small number of customers for a significant portion of our revenue, which could cause our revenue to decline if these customers delay orders or fail to renew licenses or if we are unable to maintain or develop relationships with current or potential customers; actions by our competitors that hold a large share of the electronic design automation (EDA) market and increasing competition among EDA vendors as customers tightly control their EDA spending and use fewer vendors to meet their needs; weaker-than-anticipated sales of Magma’s products and services; weakness in the semiconductor or electronic systems industries; a potential failure of customers to adopt, or to adopt at a sufficiently fast rate, 65-nanometer and smaller design geometries on a large scale; Magma’s ability to integrate acquired businesses and technologies and keep pace with evolving technology standards; potentially higher-than-anticipated costs of litigation related to patent infringement and other intellectual property claims; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov), including its Form 10-Q for the fiscal quarter ended January 30, 2011. Magma undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

About Magma

Magma’s electronic design automation (EDA) software provides the “Fastest Path to Silicon”(TM) and enables the world’s top chip companies to create high-performance integrated circuits (ICs) for cellular telephones, electronic games, WiFi, MP3 players, digital video, networking and other electronic applications. Magma products are used in IC implementation, analog/mixed-signal design, analysis, physical verification, circuit simulation and characterization. The company maintains headquarters in San Jose, Calif., and offices throughout North America, Europe, Japan, Asia and India. Magma’s stock trades on Nasdaq under the ticker symbol LAVA. Follow Magma on Twitter at www.Twitter.com/MagmaEDA and on Facebook at www.Facebook.com/Magma. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “Fastest Path to Silicon” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	May 1, 2011	May 2, 2010
ASSETS
Current assets:
Cash and cash equivalents	$47,088	$57,518
Restricted cash	—	250
Short-term investments	—	16,837
Accounts receivable, net	35,530	17,401
Prepaid expenses and other current assets	3,915	4,472

Total current assets	86,533	96,478
Property and equipment, net	6,066	5,979
Intangibles, net	3,691	7,487
Goodwill	7,415	7,093
Other assets	2,767	5,086

Total assets	$106,472	$122,123

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,697	$2,220
Accrued expenses	14,160	16,347
Secured credit line	—	11,162
Current portion of term debt	3,750	1,688
Current portion of other long-term liabilities	1,199	1,901
Deferred revenue	34,390	25,528
Convertible notes, net of debt discount	—	23,206

Total current liabilities	57,196	82,052
Convertible notes, net of debt premium	3,395	28,263
Long-term portion of term debt	19,188	13,312
Long-term tax liabilities	1,703	1,856
Other long-term liabilities	1,270	922

Total liabilities	82,752	126,405

Stockholders’ equity (deficit):
Common stock	7	6
Additional paid-in capital	447,328	417,131
Accumulated deficit	(387,087)	(383,824)
Treasury stock at cost	(32,615)	(32,615)
Accumulated other comprehensive loss	(3,913)	(4,980)

Total stockholders’ equity (deficit)	23,720	(4,282)

Total liabilities and stockholders’ equity (deficit)	$106,472	$122,123

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	May 1, 2011	May 2, 2010	May 1, 2011	May 2, 2010
Revenue:
Licenses	$23,934	$19,018	$86,896	$62,225
Bundled licenses and services	7,868	7,908	27,278	31,600
Services	6,237	6,683	25,112	29,252

Total revenue	38,039	33,609	139,286	123,077

Cost of revenue:
Licenses	608	815	2,863	3,142
Bundled licenses and services	989	1,115	3,634	4,282
Services	3,138	3,403	12,946	13,129

Total cost of revenue	4,735	5,333	19,443	20,553

Gross profit	33,304	28,276	119,843	102,524

Operating expenses:
Research and development	13,269	11,881	49,895	47,024
Sales and marketing	11,982	11,493	44,625	41,247
General and administrative	4,683	5,016	18,642	18,214
Amortization of intangible assets	252	264	1,055	1,134
Restructuring charges	256	1,797	1,200	2,730

Total operating expenses	30,442	30,451	115,417	110,349

Operating income (loss)	2,862	(2,175)	4,426	(7,825)

Other income (expense):
Interest income	52	76	137	256
Interest expense and amortization	(498)	(1,098)	(2,342)	(4,397)
Valuation gain, net	—	15	38	404
Loss on extinguishment of debt, notes due in 2014	—	—	(2,093)	—
Inducement fees on conversion of notes due in 2014	—	—	(2,256)	—
Other income (expense), net	(344)	2,796	(315)	1,486

Total other income (expense), net	(790)	1,789	(6,831)	(2,251)

Net income (loss) before income taxes	2,072	(386)	(2,405)	(10,076)
Benefit from (provision for) income taxes	(323)	(342)	(857)	6,742

Net income (loss)	$1,749	$(728)	$(3,262)	$(3,334)

Net income (loss) per share – basic	$0.03	$(0.01)	$(0.05)	$(0.07)

Net income (loss) per share – diluted	$0.02	$(0.01)	$(0.05)	$(0.07)

Shares used in calculation:
Basic	66,536	51,561	61,343	49,639

Diluted	70,560	51,561	61,343	49,639

Reconciliation of Fourth Quarter and Fiscal Year GAAP to Non-GAAP Financial Results

Statement of Operations Reconciliation (in thousands)	Three Months Ended		Twelve Months Ended
	May 1, 2011	May 2, 2010	May 1, 2011	May 2, 2010
GAAP net income (loss)	$1,749	$(728)	$(3,262)	$(3,334)
Cost of license revenue
Amortization of developed technology	544	611	2,491	2,746

Cost of bundled license and services revenue
Amortization of developed technology	141	161	620	1,098
Stock-based compensation	64	71	278	291

	205	232	898	1,389
Cost of service revenue
Stock-based compensation	240	287	1,285	1,279

Research and development
Stock-based compensation	1,090	1,226	4,625	4,596
Acquisition related expenses	—	—	—	20

	1,090	1,226	4,625	4,616
Sales and marketing
Stock-based compensation	966	876	3,768	3,964

General and administrative
Stock-based compensation	755	864	3,136	3,745
Legal expense related to other investments	—	282	—	282

	755	1,146	3,136	4,027
Amortization of intangible assets	252	264	1,055	1,134
Restructuring charges	256	1,797	1,200	2,730

Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount/premium accretion	55	345	304	1,822
Gain on extinguishment of debt, notes due 2010	—	—	—	(278)
Loss on extinguishment of debt, notes due 2014	—	—	2,093	—
Inducement fees on conversion of notes due 2014	—	—	2,256	—
Loss (gain) on equity and other investments	2	(2,976)	(920)	(2,972)

	57	(2,631)	3,733	(1,428)
Provision for income taxes	(7)	658	(153)	(7,983)

Non-GAAP net income	$6,107	$3,738	$18,776	$9,140

Reconciliation of Fourth Quarter and Fiscal Year GAAP to Non-GAAP Financial Results

Earnings/(Loss) Per Share Reconciliation	Three Months Ended		Twelve Months Ended
	May 1, 2011	May 2, 2010	May 1, 2011	May 2, 2010
GAAP net income (loss)	$0.03	$(0.01)	$(0.05)	$(0.07)
Cost of license revenue
Amortization of developed technology	0.01	0.01	0.04	0.06

Cost of bundled license and services revenue
Amortization of developed technology	0.00	0.00	0.01	0.02
Stock-based compensation	0.00	0.00	0.00	0.01

	0.00	0.00	0.01	0.03
Cost of service revenue
Stock-based compensation	0.00	0.01	0.02	0.03
Research and development
Stock-based compensation	0.02	0.02	0.08	0.09
Acquisition related expenses	—	—	—	0.00

	0.02	0.02	0.08	0.09
Sales and marketing
Stock-based compensation	0.02	0.02	0.06	0.08

General and administrative
Stock-based compensation	0.01	0.01	0.05	0.07
Legal expense related to other investments	—	0.01	—	0.01

	0.01	0.02	0.05	0.08
Amortization of intangible assets	0.00	0.01	0.02	0.02
Restructuring charges	0.00	0.03	0.02	0.05

Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount accretion	0.00	0.01	0.00	0.04
Gain on extinguishment of debt, notes due 2010	—	—	—	(0.01)
Loss on extinguishment of debt, notes due 2014	—	—	0.03	—
Inducement fees on conversion of notes due 2014	—	—	0.04	—
Loss (gain) on equity and other investments	0.00	(0.06)	(0.01)	(0.06)

	0.00	(0.05)	0.06	(0.03)
Provision for income taxes	0.00	0.01	0.00	(0.16)

Non-GAAP net income	$0.09	$0.07	$0.31	$0.18

Non-GAAP net income (diluted)	$0.09	$0.06	$0.28	$0.17

Basic shares used in calculation	66,536	51,561	61,343	49,639

Diluted shares used in calculation*	72,366	69,083	70,776	61,256

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes, if dilutive, and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

MAGMA DESIGN AUTOMATION, INC.

AS OF MAY 26, 2011

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET

INCOME PER SHARE AND NET INCOME

(Unaudited)

	Quarter Ending July 31, 2011	Year Ending April 29, 2012
GAAP diluted net income/(loss) per share	$ (0.04) to $ (0.03)	$0.04 to $0.06
GAAP to non-GAAP diluted share count	$0.01	$0.01
Amortization of developed technology and intangibles	$0.01	$0.06
Amortization of deferred stock-based compensation	$0.05	$0.19
Equity and other investment related charges	$0.01	$0.03
Other	$0.03	$0.05

Non-GAAP diluted net income per share	$0.07 to $0.08	$0.38 to $0.40

(in millions)	Quarter Ending July 31, 2011	Year Ending April 29, 2012
GAAP net income/(loss)	$ (2.1) to $ (1.5)	$3.1 to $4.6
Amortization of developed technology and intangibles	$1.1	$4.4
Amortization of deferred stock-based compensation	$3.5	$14.0
Equity and other investment related charges	$0.5	$2.0
Other	$2.0	$4.0

Non-GAAP net income	$5.0 to $5.6	$27.5 to 29.0

Contacts:
Magma Design Automation Inc.
Media:	Investors:
Monica Marmie	Milan G. Lazich
Director, Corporate Marketing	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
mmarmie@magma-da.com	milan.lazich@magma-da.com